As filed with the Securities and Exchange Commission on February 11, 2009.

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CULLEN/FROST BANKERS, INC.

(Exact name of registrant as specified in its charter)

Texas	74-1751768
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

100 W. Houston Street San Antonio, Texas	78205
(Address of principal executive offices)	(ZIP code)

The 401(k) Stock Purchase Plan for Employees of

Cullen/Frost Bankers, Inc. and Affiliates

(Full title of the plan)

Phillip D. Green

Group Executive Vice President

and Chief Financial Officer

Cullen/Frost Bankers, Inc.

100 W. Houston Street

San Antonio, Texas 78205

(Name and address of agent for service)

(210) 220-4011

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value	4,000,000	$ 43.21	$172,840,000.00	$6,792.61

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock. Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with this offering under Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low selling prices per share of the Registrant's Common Stock on February 4, 2009, as reported on the New York Stock Exchange, Inc.

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement on Form S-8 registers additional securities of the same class as other securities of Cullen/Frost Bankers, Inc. (“Cullen/Frost”) for which a registration statement, also filed on Form S-8 by Cullen/Frost and relating to The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates (the “Plan”), is effective. The contents of Cullen/Frost’s earlier registration statement on Form S-8 relating to the Plan (File No. 333-108321), filed with the Securities and Exchange Commission (“SEC”) on August 28, 2003 is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents have been filed by Cullen/Frost and the Plan with the SEC and are incorporated herein by reference:

(a)	Cullen/Frost’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 3, 2009;

(b)	Cullen/Frost’s Current Report on Form 8-K, filed with the SEC on January 28, 2009;

(c)	the Plan’s Annual Report on Form 11-K for the year ended December 31, 2007, filed with the SEC on June 26, 2008;

(d)	Cullen/Frost’s Registration Statement on Form S-8 relating to The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates filed with the SEC on August 28, 2003 (File No. 333-108321); and

(e)	the description of Cullen/Frost’s Common Stock included in Cullen/Frost’s Registration Statement on Form 8-A12B (SEC File No. 001-13221), filed with the SEC on July 30, 1997 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended by Form 8-A12B/A filed with the SEC on August 31, 1998, including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to Cullen/Frost’s outstanding Common Stock.

All documents filed by Cullen/Frost pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the filing date of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

Certain legal matters with respect to the validity of Cullen/Frost Common Stock registered hereby have been passed upon for Cullen/Frost by Stan McCormick, Executive Vice President and Corporate Counsel of Cullen/Frost. Mr. McCormick owns shares of Cullen/Frost Common Stock and holds options to purchase additional shares of Cullen/Frost Common Stock.

Item 8.	Exhibits

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Exhibit
4.1	Restated Articles of Incorporation of Cullen/Frost Bankers, Inc.

4.2	Amended Bylaws of Cullen/Frost Bankers, Inc.

4.3	The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates

5.1	Opinion and Consent of Stan McCormick as to the validity of the securities being registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of Stan McCormick (included in the opinion of Stan McCormick filed as Exhibit 5.1 hereto)

24.1	Power of Attorney

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	In reliance upon the requirements of this Form S-8, Cullen/Frost has not obtained an option of counsel concerning compliance with the requirements of the Employee Insurance Security Act of 1974 or a determination letter from the Internal Revenue Service (the “Service”) that the Plan is qualified under Section 401 of the Internal Revenue Code, as amended. The registrant hereby undertakes to submit the Plan and, from time to time, any amendments thereto to the Service in a timely manner and to make all changes required by the Service in order to continue to qualify the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that its meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 11, 2009.

CULLEN/FROST BANKERS, INC.
(Registrant)

By:	/s/ PHILLIP D. GREEN
Phillip D. Green
Group Executive Vice President and Chief Financial Officer (Signature and Title)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RICHARD W. EVANS, JR.*	Chairman of the Board and Director (Principal Executive Officer)	February 11, 2009
Richard W. Evans, Jr.

/s/ PHILLIP D. GREEN	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 11, 2009
Phillip D. Green

/s/ R. DENNY ALEXANDER*	Director	February 11, 2009
R. Denny Alexander

/s/ CARLOS ALVAREZ*	Director	February 11, 2009
Carlos Alvarez

/s/ ROYCE S. CALDWELL*	Director	February 11, 2009
Royce S. Caldwell

/s/ CRAWFORD H. EDWARDS*	Director	February 11, 2009
Crawford H. Edwards

/s/ RUBEN M. ESCOBEDO*	Director	February 11, 2009
Ruben M. Escobedo

/s/ PATRICK B. FROST*	Director and President of The Frost National Bank	February 11, 2009
Patrick B. Frost

/s/ DAVID J. HAEMISEGGER*	Director	February 11, 2009
David J. Haemisegger

Signature	Title	Date

/s/ KAREN E. JENNINGS*	Director	February 11, 2009
Karen E. Jennings

/s/ RICHARD M. KLEBERG, III*	Director	February 11, 2009
Richard M. Kleberg, III

/s/ ROBERT S. McCLANE*	Director	February 11, 2009
Robert S. McClane

/s/ IDA CLEMENT STEEN*	Director	February 11, 2009
Ida Clement Steen

/s/ HORACE WILKINS, JR*	Director	February 11, 2009
Horace Wilkins, Jr.

*By: /s/ PHILLIP D. GREEN	Group Executive Vice President and Chief Financial Officer	February 11, 2009
Phillip D. Green
As attorney-in-fact for the persons indicated	(Principal Financial Officer and Principal
Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1*	Restated Articles of Incorporation of Cullen Frost Bankers, Inc. (filed as Exhibit 3.1 to Cullen/Frost’s Annual Report on Form 10-Q for the quarter ended June 30, 2006, filed with the SEC on July 26, 2006, Commission File No. 0-7275)

4.2*	Amended Bylaws of Cullen/Frost Bankers, Inc. (filed as Exhibit 3.2 to Cullen/Frost’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on February 1, 2008, Commission File No. 0-7275)

4.3	The 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates

5.1	Opinion and Consent of Stan McCormick as to the validity of the securities being registered.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Stan McCormick (included in the opinion of Stan McCormick filed as Exhibit 5.1 hereto)

24.1	Power of Attorney

*	Incorporated herein by reference to the indicated filing.